SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     _______________________


                            FORM 8-K
                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
                             of the
                 Securities Exchange Act of 1934

                     _______________________


   Date of Report                          December 8, 1997
(Date of earliest event reported)


                     J & J SNACK FOODS CORP.
     (Exact name of registrant as specified in its charter)



    New Jersey                0-14616             22-1935537
(State or other       (Commission File Number)   (I.R.S. Employer
 jurisdiction                          				     Identification Number)
of incorporation
or organization)



                      6000 Central Highway,
                  Pennsauken, New Jersey 08109
                 (Address, including zip code, of
                  Principal Executive Offices)



                         (609) 665-9533
                 (Registrant's telephone number,
                      including area code)



Item 2.   Acquisition or Disposition of Assets


     On December 8, 1997, J & J Snack Foods Corp. ("Registrant") through its ICEE-USA Corp. subsidiary ("ICEE") acquired 99% of the common stock of National ICEE Corporation ("NIC"), a marketer and distributor of frozen carbonated beverages under the tradename ICEE, with approximate annual sales of $40,000,000. As a result of the acquisition, the Company now has the rights to market and distribute frozen carbonated beverages under the name ICEE to all of the continental United States, except for portions of four states.

     The purchase price paid to the former shareholders of NIC was $8,910,000 in the form of cash. Additionally, ICEE assumed approximately $44,000,000 of debt, of which approximately $42,000,000 was retired at closing. The source of cash utilized to retire the debt and to fund the purchase price was a $40,000,000 term loan and a revolving line of credit with the Registrant's existing banks.


Item 7.  Financial Statements and Exhibits

     Financial statements required by this item will be filed by amendment not later than 60 days from the date of this initial report.



                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              J & J SNACK FOODS CORP.


                              By:_____________________________
                                 Dennis G. Moore
                                 Senior Vice President & Chief
                                 Financial Officer


Date: December 23, 1997